UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California		92618
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 26, 2008, IDM Pharma, Inc. (the “Company”) issued a press release announcing that the Company recently met with representatives of the Committee for Medicinal Products for Human Use (“CHMP”) and Secretariat of the European Medicines Agency on September 25th, following the CHMP’s September meeting where CHMP considered the Company’s Marketing Authorization Application (“MAA”) for mifamurtide (“L-MTP-PE”) for the treatment of patients with non-metastatic, resectable osteosarcoma, a rare and often fatal bone tumor that typically affects children and young adults. Based on discussions at that meeting, the Company has been invited to present to the CHMP Scientific Advisory Group on Oncology (“SAG-O”) and to the CHMP to review and address the remaining open issues in its MAA for L-MTP-PE. These meetings are scheduled to take place in November. The SAG-O is regularly convened at the request of the CHMP to provide independent advice on scientific/technical matters relating to oncology products under evaluation by the CHMP, or on any other scientific issue relevant to the work of the CHMP that relates to this area. The Company will provide SAG-O and CHMP information to address the remaining open issues in advance of these meetings.
A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: September 26, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.